UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K/A

AMENDMENT TO CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2011

ADVAXIS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

00028489	02-0563870
(Commission File Number)	(IRS Employer Identification Number)

305 College Road East
Princeton, New Jersey 08540
(Address of principal executive offices)

Registrant’s telephone number, including area code: (609) 452-9813

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (the “Amended Report”) amends and restates the Current Report on Form 8-K (the “Original Report”) filed by Advaxis, Inc. with the Securities and Exchange Commission on June 30, 2011.  The Amended Report is being filed to correct an inadvertent omission of the phrase “at an exercise price of $0.15 per share.” at the end of the disclosure in the Original Report.  Except as described above, no other amendments have been made to the Original Report.

Item 8.01.	Other Events.

On June 24, 2011, certain institutional investors who had previously acquired warrants (the “New Warrants”) to purchase 11,096,297 shares of Advaxis, Inc.’s common stock (“Common Stock”) in exchange for certain outstanding warrants held by such institutional investors and originally issued on or about October 17, 2007 (the “October 2007 Warrants”) (which New Warrants are identical to the October 2007 Warrants, except that the New Warrants do not contain any economic anti-dilution adjustment rights), sold the New Warrants to certain individual investors, including Thomas A. Moore, Advaxis, Inc.’s Chief Executive Officer and Chairman of its Board of Directors, for an aggregate purchase price of $350,000 (the “Transaction”).  Pursuant to the terms and conditions of the Transaction, Mr. Moore received New Warrants exercisable into 3,698,765 shares of Common Stock at an exercise price of $0.15 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2011	Advaxis, Inc.

	By:	/s/ Mark J. Rosenblum
Mark J. Rosenblum
Chief Financial Officer and Secretary